Exhibit 4.3

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS

DATED                  , 2012 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF

THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM PHOENIX ADVISORY PARTNERS, THE INFORMATION AGENT.

Motricity, Inc.

Incorporated under the laws of the State of Delaware

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Subscription Rights to Purchase Units Consisting of              Shares of 8% Redeemable Series J Preferred

Stock and Warrants to Purchase            Shares of Common Stock of Motricity, Inc.

Subscription Price: $             per Unit

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,

ON                  , 2012, UNLESS EXTENDED BY THE BOARD OF DIRECTORS OF THE COMPANY

REGISTERED

         OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights set forth above. Each whole subscription right entitles the holder thereof to subscribe for and purchase one unit consisting of shares of 8% Redeemable Series J preferred stock, which is referred to as “Series J preferred stock,” par value $0.001 per share, and warrants to purchase shares of common stock, which are referred to as “common stock warrants,” of Motricity, Inc., a Delaware corporation, at a subscription price of $ per unit, pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Subscription Rights Certificates” accompanying this Subscription Rights Certificate.	If any units available for purchase in the Rights Offering are not purchased by other holders of subscription rights pursuant to the exercise of their basic subscription privilege, any rights holder that exercises its basic subscription privilege may exercise its over-subscription privilege and subscribe for a number of unsubscribed units, pursuant to the terms and conditions of the Rights Offering, subject to proration and certain limitations, as described in the Prospectus. The rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each unit in accordance with the “Instructions as to Use of Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Motricity, Inc. and the signatures of its duly authorized officers.

Dated:

President, Chief Executive Officer	Chief Financial Officer, Treasurer and
and Principal Executive Officer	Principal Financial Officer

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

American Stock Transfer & Trust Company, LLC

Attn: Corporate Actions

6201 15th Avenue

Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for units pursuant to your basic subscription privilege, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for units pursuant to your over-subscription privilege, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more units than you are entitled under either the basic subscription privilege or the over-subscription privilege, you will be deemed to have elected to purchase the maximum number of units for which you are entitled to subscribe under the basic subscription privilege or over-subscription privilege, as applicable. To the extent that you properly exercise your rights for a number of units that exceeds the number of unsubscribed units that are available to you, any excess subscription payments will be returned to you as soon as practicable, without interest or penalty, following the expiration of the Rights Offering.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I apply for		units x $	= $
	(no. of new units)	(subscription price)		(amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:

If you have exercised your basic subscription privilege and wish to subscribe for additional units pursuant to your over-subscription privilege:

I apply for		units x $	= $
	(no. of new units)	(subscription price)		(amount enclosed)

(c) Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE)

☐	Certified or uncertified check payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”

☐	Bank draft (cashier’s check) payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”

☐	U.S. postal money order payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”

☐

Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354624 American Stock Transfer FBO Motricity, Inc., with reference to the rights holder’s name.

FORM 2-TRANSFER TO DESIGNATED TRANSFEREE

To transfer your subscription rights to another person, complete this Form 2 and have your signature guaranteed under Form 5.

For value received                      of the subscription rights represented by this Subscription Rights Certificate are assigned to:

Social Security #

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 3-DELIVERY TO DIFFERENT ADDRESS

If you wish for shares of Series J preferred stock or common stock warrants underlying your subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

FORM 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of units indicated above on the terms and conditions specified in the Prospectus.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF MOTRICITY, INC.’S SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT PHOENIX ADVISORY PARTNERS, THE INFORMATION AGENT, AT 800-499-6377 (FOR INDIVIDUALS) OR 212-493-3910 (FOR BANKS AND BROKERS)